Exhibit 99.1

INVESTOR CONTACT
Julie Anderson, 214.932.6773
julie.anderson@texascapitalbank.com
MEDIA CONTACT
Shannon Wherry, 469.399.8527
shannon.wherry@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q1 2020
DALLAS - April 22, 2020 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the first quarter of 2020.
"Our focus during this unprecedented time is on keeping our employees safe and continuing to serve our clients and communities," said Keith Cargill, CEO. "We have taken deliberate actions to ensure that our balance sheet remains strong, including increases in liquidity and reserves supported by a strong capital position. We remain committed to a timely closing of our pending merger with Independent Bank Group and believe our combined strength will enable us to better serve our clients and build long-term shareholder value."

•	Strong balance sheet positioning in the first quarter of 2020 included deliberate increases in liquidity and funding sources to support current and future client needs.

•	Over 90% of employees working virtually since early March with little to no impact on client experience.

•
Net loss of $16.7 million ($0.38 per share) reported for the first quarter of 2020 attributable to a $96.0 million ($1.50 per share) provision for credit losses driven by the adoption of CECL on January 1, 2020, coupled with increases in charge-offs and criticized loans and reserve build related to the global COVID-19 pandemic, MSR impairment of $10.0 million ($0.16 per share) and merger-related expenses of $7.3 million ($0.11 per share).

FINANCIAL SUMMARY
(Dollars and shares in thousands)

	Q1 2020	Q1 2019	% Change
QUARTERLY OPERATING RESULTS
Net income/(loss)	$(16,687)	$82,839	(120)%
Net income/(loss) available to common stockholders	$(19,125)	$80,401	(124)%
Diluted earnings/(loss) per common share	$(0.38)	$1.60	(124)%
Diluted common shares	50,475	50,345	—%
ROA	(0.20)%	1.26%
ROE	(2.85)%	13.58%
BALANCE SHEET
LHS	$774,064	$1,901,637	(59)%
LHI, mortgage finance	7,588,803	6,299,710	20%
LHI	16,857,579	17,061,590	(1)%
Total LHI	24,446,382	23,361,300	5%
Total loans	25,220,446	25,262,937	—%
Total assets	35,879,416	28,383,111	26%
Demand deposits	9,420,303	6,743,607	40%
Total deposits	27,134,263	20,650,127	31%
Stockholders’ equity	2,803,533	2,581,942	9%

DETAILED FINANCIALS
During the first quarter of 2020, all of us have faced an unprecedented time as our country deals with the health challenges of COVID-19. Actions by US federal, state and foreign governments to address the pandemic, including travel bans and school, business and entertainment venue closures, have resulted in economic weakness and market volatility. Significant uncertainties as to future economic conditions exist, and we have acted in a deliberate way to ensure that we have the balance sheet strength to serve our clients. Our actions include record levels of on balance sheet liquidity and increased capital ratio levels. Additionally, the economic pressures, coupled with the implementation of an expected loss methodology as required by CECL have contributed to an increased provision for credit losses for the first quarter of 2020. We are more committed than ever to meeting the demands of our clients. We have responded quickly and nimbly to address changing economic pressures and our infrastructure has been resilient in dealing with the many demands of a dispersed workforce. Just as we were able to make quick and deliberate decisions to address near-term challenges, we will be equally ready when the world returns to more normal times and we will capitalize on the lessons learned from these unprecedented times.

For the first quarter of 2020, we reported a net loss of $16.7 million and net loss available to common stockholders of $19.1 million, compared to net income of $82.8 million and net income available to common stockholders of $80.4 million for the same period in 2019. On a fully diluted basis, earnings/(loss) per common share were $(0.38) for the quarter ended March 31, 2020 compared to $1.60 for the same period of 2019. The decline in net income for the first quarter of 2020 resulted primarily from a $76.0 million increase in the provision for credit losses. The first quarter of 2020 also includes $10.0 million in MSR impairment ($0.16 per share) and $7.3 million ($0.11 per share) in merger-related expenses.

During the first quarter of 2020, we adopted ASU 2016-13 "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments", which replaces the incurred loss methodology with an expected loss methodology that is referred to as the Current Expected Credit Loss ("CECL") methodology. Upon adoption, the allowance for credit losses was increased by $9.1 million, with no impact to the consolidated statement of income. We recorded a $96.0 million provision for credit losses for the first quarter of 2020 utilizing the newly adopted CECL methodology, a significant increase from prior quarters. The increase resulted primarily from increases in criticized loans and charge-offs, as well as the impact of reserve build related to the COVID-19 pandemic. Of the $96.0 million provision, $55.0 million related to two large energy loans that were previously identified as problem loans that experienced further deterioration during the first quarter of 2020 exacerbated by the sharp decline in commodity prices, and approximately $30.0 million related to COVID-19 reserve build. In total, $1.8 billion of loans in categories that are expected to be more significantly impacted by COVID-19 were proactively downgraded, primarily to lower pass-rated grades. We recorded $57.7 million in net charge-offs during the first quarter of 2020, including $37.3 million in energy charge-offs and $15.6 million in leveraged lending charge-offs, all of which were loans that have been previously identified, compared to $12.8 million during the fourth quarter of 2019 and $4.6 million during the first quarter of 2019. Criticized loans totaled $675.9 million at March 31, 2020, compared to $584.1 million at December 31, 2019 and $602.8 million at March 31, 2019.

Non-performing assets ("NPAs") totaled $219.2 million at March 31, 2020, a decrease of $6.2 million compared to the fourth quarter of 2019 and an increase of $85.5 million compared to the first quarter of 2019. The year-over-year increase is primarily related to our energy and leveraged lending portfolios, with non-accrual energy loans and non-accrual leveraged lending loans totaling $151.9 million (69% of total NPAs) and $50.0 million (23% of total NPAs), respectively, at March 31, 2020. The ratio of NPAs to total LHI plus other real estate owned ("OREO") for the first quarter of 2020 was 0.90 percent, compared to 0.91 percent for the fourth quarter of 2019 and 0.57 percent for the first quarter of 2019.

Net interest income was $228.3 million for the first quarter of 2020, compared to $248.4 million for the fourth quarter of 2019 and $235.6 million for the first quarter of 2019. The linked quarter decrease in net interest income was due primarily to decreases in yields on loans and liquidity assets, as well as a decrease in average total loans, partially offset by a decrease in funding costs. Net interest margin for the first quarter of 2020 was 2.78 percent, a decrease of 17 basis points from the fourth quarter of 2020 and a decrease of 95 basis points from the first quarter of 2019. LHI yields, excluding mortgage finance loans, decreased 27 basis points from the fourth quarter of 2019, and decreased 93 basis points compared to the first quarter of 2019. Mortgage finance LHI yields for the first quarter of 2020 decreased 3 basis points compared to the fourth quarter of 2019 and decreased 66 basis points compared to the first quarter of 2019. The shift in earning assets, primarily the increase in liquidity assets, also contributed to the decrease in net interest margin. Total cost of deposits for the first quarter of 2020 decreased 9 basis points to 0.90 percent compared to 0.99 percent for the fourth quarter of 2019, and decreased 43 basis points from 1.33 percent for the first quarter of 2019.

Non-interest income decreased $6.0 million, or 34 percent, during the first quarter of 2020 compared to the fourth quarter of 2019, and decreased $18.2 million, or 61 percent, compared to the first quarter of 2019. The linked quarter decrease is primarily related to decreases in net gain/(loss) on sale of LHS and other non-interest income, partially offset by an increase in swap fees. The year-over-year decrease is primarily related to decreases in net gain/(loss) on sale of LHS and other non-interest income, partially offset by increases in brokered loan fees, servicing income and swap fees.

Non-interest expense for the first quarter of 2020 increased $6.7 million, or 4 percent, compared to the fourth quarter of 2019, and increased $25.0 million, or 18 percent, compared to the first quarter of 2019. The linked quarter increase in non-interest expense was primarily related to increases in servicing-related expenses and merger-related expenses, partially offset by decreases in salaries and employee benefits, marketing and legal and professional expenses. The year-over-year increase was primarily due to increases in legal and professional and communications and technology expenses, as well as servicing-related expenses and merger-related expenses, partially offset by a decrease in marketing expense.

Texas Capital Bank is well capitalized under regulatory guidelines as of March 31, 2020. Our CET 1, tier 1 capital, total capital and leverage ratios were 9.3%, 10.2%, 12.0% and 8.5%, respectively, at March 31, 2020, compared to 8.9%, 9.8%, 11.4% and 8.4%, respectively, at December 31, 2019. At March 31, 2020, our ratio of tangible common equity to total tangible assets was 7.3% percent compared 8.2% at December 31, 2019.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 1000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio. On December 9, 2019, Texas Capital Bancshares, Inc. (“TCBI”), announced that it had entered into an Agreement and Plan of Merger with Independent Bank Group, Inc. (“IBTX”), which provides that, upon the terms and subject to the conditions set forth therein, TCBI will merge with and into IBTX (the “Merger”), with IBTX as the surviving entity in the Merger. For additional information see the related filings by TCBI with the Securities and Exchange Commission (“SEC”).
Forward Looking Statements
This communication may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of TCBI. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “projects,” “intend” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the COVID-19 pandemic, expectations regarding rates of default and credit losses, volatility in the mortgage industry, our business strategies, and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for credit losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between IBTX and TCBI, the outcome of any legal proceedings that may be instituted against IBTX or TCBI, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where IBTX and TCBI do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of IBTX and TCBI successfully. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, TCBI disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Additional Information About the Merger and Where to Find It
In connection with the proposed merger between IBTX and TCBI, IBTX filed a registration statement on Form S-4 with the SEC to register the shares of IBTX’s capital stock to be issued in connection with the merger. The registration statement includes a joint proxy statement/prospectus. The registration statement has not yet become effective. After the Form S-4 is effective, a definitive joint proxy statement/prospectus will be sent to the shareholders of IBTX and TCBI seeking their approval of the proposed transaction.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT IBTX, TCBI AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from IBTX at its website, www.ibtx.com, or from TCBI at its website, www.texascapitalbank.com. Documents filed with the SEC by IBTX will be available free of charge by accessing the Investor Relations page of IBTX’s website at www.ibtx.com or, alternatively, by directing a request by telephone or mail to Independent Bank Group, Inc., 7777 Henneman Way, McKinney, Texas 75070, (972) 562-9004, and documents filed with the SEC by TCBI will be available free of charge by accessing TCBI’s website at www.texascapitalbank.com under the tab “About Us,” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to Texas Capital Bancshares, Inc., 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201, (214) 932-6600.
Participants in the Solicitation
IBTX, TCBI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IBTX and TCBI in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about IBTX, and its directors and executive officers, may be found in IBTX’s annual report on Form 10-K filed with the SEC on March 2, 2020, as amended by IBTX’s Form 10-K/A filed with the SEC on March 6, 2020, and other documents filed by IBTX with the SEC. Additional information about TCBI, and its directors and executive officers, may be found in TCBI’s annual report on Form 10-K filed with the SEC on February 12, 2020, as amended by TCBI’s Form 10-K/A filed with the SEC on March 2, 2020, and other documents filed by TCBI with the SEC. These documents can be obtained free of charge from the sources described above.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2020	2019	2019	2019	2019
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$306,008	$337,757	$355,101	$346,893	$325,561
Interest expense	77,689	89,372	102,933	103,340	89,947
Net interest income	228,319	248,385	252,168	243,553	235,614
Provision for credit losses	96,000	17,000	11,000	27,000	20,000
Net interest income after provision for credit losses	132,319	231,385	241,168	216,553	215,614
Non-interest income	11,780	17,761	20,301	24,364	30,014
Non-interest expense	165,417	158,690	149,370	141,561	140,378
Income/(loss) before income taxes	(21,318)	90,456	112,099	99,356	105,250
Income tax expense/(benefit)	(4,631)	16,539	23,958	21,387	22,411
Net income/(loss)	(16,687)	73,917	88,141	77,969	82,839
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income/(loss) available to common stockholders	$(19,125)	$71,480	$85,703	$75,532	$80,401
Diluted earnings/(loss) per common share	$(0.38)	$1.42	$1.70	$1.50	$1.60
Diluted common shares	50,474,802	50,461,723	50,416,402	50,383,870	50,345,399
CONSOLIDATED BALANCE SHEET DATA
Total assets	$35,879,416	$32,548,069	$33,526,437	$29,970,384	$28,383,111
LHI	16,857,579	16,476,413	16,772,824	16,924,535	17,061,590
LHI, mortgage finance	7,588,803	8,169,849	7,951,432	7,415,363	6,299,710
LHS	774,064	2,577,134	2,674,225	1,057,586	1,901,637
Liquidity assets(1)	9,498,189	4,263,766	4,993,185	3,480,902	2,154,155
Investment securities	228,784	239,871	238,022	240,851	230,749
Demand deposits	9,420,303	9,438,459	10,289,572	7,685,340	6,743,607
Total deposits	27,134,263	26,478,593	27,413,303	22,999,077	20,650,127
Other borrowings	5,195,267	2,541,766	2,639,967	3,607,234	4,497,892
Subordinated notes	282,219	282,129	282,038	281,948	281,858
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,803,533	2,832,258	2,757,433	2,668,452	2,581,942

End of period shares outstanding	50,407,778	50,337,741	50,317,654	50,297,552	50,263,611
Book value	$52.64	$53.29	$51.82	$50.07	$48.38
Tangible book value(2)	$52.28	$52.93	$51.46	$49.71	$48.02
SELECTED FINANCIAL RATIOS
Net interest margin	2.78%	2.95%	3.16%	3.41%	3.73%
Return on average assets	(0.20)%	0.85%	1.06%	1.05%	1.26%
Return on average common equity	(2.85)%	10.68%	13.22%	12.20%	13.58%
Non-interest income to average earning assets	0.14%	0.21%	0.25%	0.34%	0.47%
Efficiency ratio(3)	68.9%	59.6%	54.8%	52.8%	52.8%
Efficiency ratio, adjusted(4)	65.8%	57.7%	51.2%	49.5%	50.1%
Non-interest expense to average earning assets	2.00%	1.87%	1.86%	1.97%	2.21%
Tangible common equity to total tangible assets(5)	7.3%	8.2%	7.7%	8.3%	8.5%
Common Equity Tier 1	9.3%	8.9%	8.6%	8.7%	8.6%
Tier 1 capital	10.2%	9.8%	9.5%	9.6%	9.6%
Total capital	12.0%	11.4%	11.1%	11.3%	11.4%
Leverage	8.5%	8.4%	8.6%	9.2%	10.0%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Non-interest expense, excluding deposit-related marketing fees and servicing related expenses, divided by the sum of net interest income and non-interest income, net of deposit-related marketing fees and servicing related expenses. Deposit-related marketing fees totaled $5.2 million, $9.4 million, $11.9 million, $11.6 million and $9.1 million for the first quarter of 2020, as well as the fourth, third, second and first quarters of 2019, respectively.

(5)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income, less goodwill and intangibles, divided by total assets, less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2020	March 31, 2019	% Change
Assets
Cash and due from banks	$162,386	$177,137	(8)%
Interest-bearing deposits	9,468,189	2,129,155	345%
Federal funds sold and securities purchased under resale agreements	30,000	25,000	20%
Securities, available-for-sale	228,784	230,749	(1)%
LHS, at fair value	774,064	1,901,637	(59)%
LHI, mortgage finance	7,588,803	6,299,710	20%
LHI (net of unearned income)	16,857,579	17,061,590	(1)%
Less: Allowance for credit losses on loans	240,958	208,573	16%
LHI, net	24,205,424	23,152,727	5%
Mortgage servicing rights, net	70,619	44,088	60%
Premises and equipment, net	29,663	24,200	23%
Accrued interest receivable and other assets	892,305	679,966	31%
Goodwill and intangibles, net	17,982	18,452	(3)%
Total assets	$35,879,416	$28,383,111	26%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$9,420,303	$6,743,607	40%
Interest bearing	17,713,960	13,906,520	27%
Total deposits	27,134,263	20,650,127	31%

Accrued interest payable	16,969	24,488	(31)%
Other liabilities	333,759	233,398	43%
Federal funds purchased and repurchase agreements	295,267	897,892	(67)%
Other borrowings	4,900,000	3,600,000	36%
Subordinated notes, net	282,219	281,858	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	33,075,883	25,801,169	28%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at March 31, 2020 and 2019	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,408,195 and 50,264,028 at March 31, 2020 and 2019, respectively	504	503	—%
Additional paid-in capital	979,939	969,079	1%
Retained earnings	1,668,329	1,461,893	14%
Treasury stock (shares at cost: 417 at March 31, 2020 and 2019)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	4,769	475	N/M
Total stockholders’ equity	2,803,533	2,581,942	9%
Total liabilities and stockholders’ equity	$35,879,416	$28,383,111	26%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended March 31,
	2020	2019
Interest income
Interest and fees on loans	$283,625	$312,703
Investment securities	2,183	1,460
Federal funds sold and securities purchased under resale agreements	614	379
Interest-bearing deposits in other banks	19,586	11,019
Total interest income	306,008	325,561
Interest expense
Deposits	62,174	69,054
Federal funds purchased	669	3,516
Other borrowings	9,582	11,854
Subordinated notes	4,191	4,191
Trust preferred subordinated debentures	1,073	1,332
Total interest expense	77,689	89,947
Net interest income	228,319	235,614
Provision for credit losses	96,000	20,000
Net interest income after provision for credit losses	132,319	215,614
Non-interest income
Service charges on deposit accounts	3,293	2,979
Wealth management and trust fee income	2,467	2,009
Brokered loan fees	8,015	5,066
Servicing income	4,746	2,734
Swap fees	2,757	1,031
Net gain/(loss) on sale of LHS	(13,000)	(505)
Other	3,502	16,700
Total non-interest income	11,780	30,014
Non-interest expense
Salaries and employee benefits	76,667	77,823
Net occupancy expense	8,712	7,879
Marketing	8,460	11,708
Legal and professional	17,466	10,030
Communications and technology	13,608	9,198
FDIC insurance assessment	5,849	5,122
Servicing-related expenses	16,354	5,382
Merger-related expenses	7,270	—
Other	11,031	13,236
Total non-interest expense	165,417	140,378
Income/(loss) before income taxes	(21,318)	105,250
Income tax expense/(benefit)	(4,631)	22,411
Net income/(loss)	(16,687)	82,839
Preferred stock dividends	2,438	2,438
Net income/(loss) available to common stockholders	$(19,125)	$80,401

Basic earnings/(loss) per common share	$(0.38)	$1.60
Diluted earnings/(loss) per common share	$(0.38)	$1.60

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2020	2019	2019	2019	2019
Allowance for credit losses on loans:
Beginning balance	$195,047	$190,138	$214,572	$208,573	$191,522
Impact of CECL adoption	8,585	—	—	—	—
Loans charged-off:
Commercial	20,653	13,968	21,124	4,880	4,865
Energy	37,730	797	16,655	15,173	—
Real estate	—	—	—	177	—
Total charge-offs	58,383	14,765	37,779	20,230	4,865
Recoveries:
Commercial	257	1,754	799	224	277
Energy	423	209	107	—	—
Real estate	—	—	—	—	—
Total recoveries	680	1,963	906	224	277
Net charge-offs	57,703	12,802	36,873	20,006	4,588
Provision for credit losses on loans	95,029	17,711	12,439	26,005	21,639
Ending balance	$240,958	$195,047	$190,138	$214,572	$208,573

Allowance for off-balance sheet credit losses:
Beginning balance	$8,640	$9,351	$10,790	$9,795	$11,434
Impact of CECL adoption	563	—	—	—	—
Provision for off-balance sheet credit losses	971	(711)	(1,439)	995	(1,639)
Ending balance	$10,174	$8,640	$9,351	$10,790	$9,795

Total allowance for credit losses	$251,132	$203,687	$199,489	$225,362	$218,368

Total provision for credit losses	$96,000	$17,000	$11,000	$27,000	$20,000

Allowance for credit losses on loans to LHI	0.99%	0.79%	0.77%	0.88%	0.89%
Allowance for credit losses on loans to average LHI	1.02%	0.79%	0.76%	0.90%	0.96%
Net charge-offs to average LHI(1)	0.98%	0.21%	0.58%	0.34%	0.09%
Net charge-offs to average LHI for last twelve months(1)	0.53%	0.31%	0.41%	0.27%	0.36%
Total provision for credit losses to average LHI(1)	1.63%	0.27%	0.17%	0.45%	0.37%
Total allowance for credit losses to LHI	1.03%	0.83%	0.81%	0.93%	0.93%

(1)	Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2020	2019	2019	2019	2019

Non-performing assets (NPAs):
Non-accrual loans	$219,165	$225,384	$120,686	$114,084	$133,690
Other real estate owned (OREO)	—	—	—	—	—
Total LHI NPAs	$219,165	$225,384	$120,686	$114,084	$133,690

Non-accrual loans to LHI	0.90%	0.91%	0.49%	0.47%	0.57%
Total LHI NPAs to LHI plus OREO	0.90%	0.91%	0.49%	0.47%	0.57%
Total LHI NPAs to earning assets	0.63%	0.71%	0.37%	0.39%	0.49%
Allowance for credit losses on loans to non-accrual loans	1.1x	.9x	1.6x	1.9x	1.6x

Loans past due 90 days and still accruing(1)	$21,274	$17,584	$29,648	$15,212	$12,245
Loans past due 90 days to LHI	0.09%	0.07%	0.12%	0.06%	0.05%
LHS past due 90 days and still accruing(2)	$9,014	$8,207	$9,187	$11,665	$13,693

(1)
At March 31, 2020, loans past due 90 days and still accruing includes premium finance loans of $8.6 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(2)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2020	2019	2019	2019	2019
Interest income
Interest and fees on loans	$283,625	$312,147	$329,344	$329,842	$312,703
Investment securities	2,183	2,618	2,316	2,260	1,460
Federal funds sold and securities purchased under resale agreements	614	439	554	157	379
Interest-bearing deposits in other banks	19,586	22,553	22,887	14,634	11,019
Total interest income	306,008	337,757	355,101	346,893	325,561
Interest expense
Deposits	62,174	70,987	80,967	72,529	69,054
Federal funds purchased	669	1,319	1,835	5,202	3,516
Other borrowings	9,582	11,712	14,703	20,124	11,854
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	1,073	1,163	1,237	1,294	1,332
Total interest expense	77,689	89,372	102,933	103,340	89,947
Net interest income	228,319	248,385	252,168	243,553	235,614
Provision for credit losses	96,000	17,000	11,000	27,000	20,000
Net interest income after provision for credit losses	132,319	231,385	241,168	216,553	215,614
Non-interest income
Service charges on deposit accounts	3,293	2,785	2,707	2,849	2,979
Wealth management and trust fee income	2,467	2,342	2,330	2,129	2,009
Brokered loan fees	8,015	8,645	8,691	7,336	5,066
Servicing income	4,746	4,030	3,549	3,126	2,734
Swap fees	2,757	1,559	1,196	601	1,031
Net gain/(loss) on sale of LHS	(13,000)	(7,757)	(6,011)	(5,986)	(505)
Other	3,502	6,157	7,839	14,309	16,700
Total non-interest income	11,780	17,761	20,301	24,364	30,014
Non-interest expense
Salaries and employee benefits	76,667	80,262	80,106	76,889	77,823
Net occupancy expense	8,712	9,075	8,125	7,910	7,879
Marketing	8,460	12,807	14,753	14,087	11,708
Legal and professional	17,466	21,032	11,394	10,004	10,030
Communications and technology	13,608	13,801	10,805	11,022	9,198
FDIC insurance assessment	5,849	5,613	5,220	4,138	5,122
Servicing-related expenses	16,354	2,960	8,165	6,066	5,382
Merger-related expenses	7,270	1,370	—	—	—
Other	11,031	11,770	10,802	11,445	13,236
Total non-interest expense	165,417	158,690	149,370	141,561	140,378
Income/(loss) before income taxes	(21,318)	90,456	112,099	99,356	105,250
Income tax expense/(benefit)	(4,631)	16,539	23,958	21,387	22,411
Net income/(loss)	(16,687)	73,917	88,141	77,969	82,839
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income/(loss) available to common shareholders	$(19,125)	$71,480	$85,703	$75,532	$80,401

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	1st Quarter 2020			4th Quarter 2019			3rd Quarter 2019			2nd Quarter 2019			1st Quarter 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$42,799	$274	2.57%	$40,904	$693	6.72%	$39,744	$357	3.56%	$38,887	$287	2.96%	$30,625	$274	3.62%
Investment securities - Non-taxable(2)	195,578	2,417	4.97%	197,591	2,437	4.89%	200,090	2,480	4.92%	192,115	2,498	5.21%	114,341	1,501	5.33%
Federal funds sold and securities purchased under resale agreements	199,727	614	1.24%	102,320	439	1.70%	100,657	554	2.18%	28,436	157	2.22%	63,652	379	2.41%
Interest-bearing deposits in other banks	6,225,948	19,586	1.27%	5,387,000	22,553	1.66%	4,184,217	22,887	2.17%	2,491,827	14,634	2.36%	1,823,106	11,019	2.45%
LHS, at fair value	3,136,381	27,480	3.52%	3,567,836	33,411	3.72%	2,555,269	26,206	4.07%	2,494,883	27,607	4.44%	2,122,302	25,303	4.84%
LHI, mortgage finance loans	7,054,682	55,324	3.15%	7,870,888	63,114	3.18%	8,118,025	68,660	3.36%	7,032,963	63,523	3.62%	4,931,879	46,368	3.81%
LHI(1)(2)	16,598,775	201,781	4.89%	16,667,259	216,686	5.16%	16,901,391	235,557	5.53%	16,781,733	239,829	5.73%	16,866,456	242,155	5.82%
Less allowance for credit losses on loans	201,837	—	—	189,353	—	—	212,898	—	—	206,654	—	—	192,122	—	—
LHI, net of allowance	23,451,620	257,105	4.41%	24,348,794	279,800	4.56%	24,806,518	304,217	4.87%	23,608,042	303,352	5.15%	21,606,213	288,523	5.42%
Total earning assets	33,252,053	307,476	3.72%	33,644,445	339,333	4.00%	31,886,495	356,701	4.44%	28,854,190	348,535	4.84%	25,760,239	326,999	5.15%
Cash and other assets	976,520			974,866			1,000,117			940,793			894,797
Total assets	$34,228,573			$34,619,311			$32,886,612			$29,794,983			$26,655,036
Liabilities and Stockholders’ Equity
Transaction deposits	$3,773,067	$13,582	1.45%	$3,817,294	$16,428	1.71%	$3,577,905	$18,442	2.04%	$3,475,404	$18,037	2.08%	$3,263,976	$16,001	1.99%
Savings deposits	11,069,429	35,961	1.31%	11,111,326	40,603	1.45%	10,331,078	45,586	1.75%	8,896,537	40,994	1.85%	8,751,200	41,673	1.93%
Time deposits	2,842,535	12,631	1.79%	2,453,655	13,956	2.26%	2,706,434	16,939	2.48%	2,227,460	13,498	2.43%	2,010,476	11,380	2.30%
Total interest bearing deposits	17,685,031	62,174	1.41%	17,382,275	70,987	1.62%	16,615,417	80,967	1.93%	14,599,401	72,529	1.99%	14,025,652	69,054	2.00%
Other borrowings	3,020,255	10,251	1.37%	2,822,465	13,031	1.83%	2,896,477	16,538	2.27%	4,018,231	25,326	2.53%	2,412,254	15,370	2.58%
Subordinated notes	282,165	4,191	5.97%	282,074	4,191	5.89%	281,979	4,191	5.90%	281,889	4,191	5.96%	281,799	4,191	6.03%
Trust preferred subordinated debentures	113,406	1,073	3.80%	113,406	1,163	4.07%	113,406	1,237	4.33%	113,406	1,294	4.58%	113,406	1,332	4.76%
Total interest bearing liabilities	21,100,857	77,689	1.48%	20,600,220	89,372	1.72%	19,907,279	102,933	2.05%	19,012,927	103,340	2.18%	16,833,111	89,947	2.17%
Demand deposits	10,003,495			10,933,887			9,992,406			7,929,266			7,047,120
Other liabilities	270,868			278,964			264,506			220,305			223,142
Stockholders’ equity	2,853,353			2,806,240			2,722,421			2,632,485			2,551,663
Total liabilities and stockholders’ equity	$34,228,573			$34,619,311			$32,886,612			$29,794,983			$26,655,036
Net interest income(2)		$229,787			$249,961			$253,768			$245,195			$237,052
Net interest margin			2.78%			2.95%			3.16%			3.41%			3.73%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.